Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corvus Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Miller, President and Chief Executive Officer of the Company, and Leiv Lea, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

●	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Miller
Richard A. Miller, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 8, 2023

/s/ Leiv Lea
Leiv Lea
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 8, 2023

This certification accompanies the Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Corvus Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.